EXHIBIT 99(d)
                                   PROXY

                        COMMUNITY BANK CORPORATION
                      SPECIAL MEETING OF SHAREHOLDERS
                               JUNE 25, 1996

     The undersigned appoints Elmo L. Campbell, Ronald L. Hansen and Donald VanSingel, or any of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote all shares of the undersigned in Community Bank Corporation at the special meeting of its shareholders to be held on June 25, 1996, and at any adjournment thereof:

     1.   FOR  AGAINST   ABSTAIN       Approval of an Agreement and Plan of
          ( )    ( )       ( )         Merger contained and described in the
                                       Prospectus and Proxy Statement dated
          (YOUR BOARD OF DIRECTORS     May 13, 1996.
          RECOMMENDS A VOTE "FOR"
          THIS PROPOSAL)


     2. As said Proxies in their discretion may determine upon all other matters that may be presented at the meeting.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF COMMUNITY BANK CORPORATION. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

Please sign exactly as your name(s) appear(s) below. Joint owners should each sign personally. Executors, administrators, trustees and persons signing for corporations or partnerships should so indicate and include title.

                                     Dated: ________________________, 1996

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                                        Signatures of Shareholders

       PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE
                            ENCLOSED ENVELOPE.